EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT
                    BROWN SHOE COMPANY, INC.

                        January 29, 2000


                                                   State or Country
            Name                                   of Incorporation
            ----                                    ----------------

Brown California, Inc.                              California
Brown Cayman Ltd.                                   Cayman Islands
Brown Group Dublin Limited                          Ireland
Brown Group International, Inc.                     Delaware
Brown Group Retail, Inc.                            Pennsylvania
Brown Missouri, Inc.                                Missouri
Brown Retail Development Company                    Louisiana
Brown Shoe Company of Canada, Ltd.                  Canada
Brown Shoe de Mexico, S.A. de C.V.                  Mexico
Brown Shoe Italy S.R.L.                             Italy
Brown Texas, Inc.                                   Texas
Buster Brown & Co.                                  Missouri
Clayton License, Inc.                               Delaware
CV Missouri L.L.C.                                  Missouri
Laysan Company Limited                              Hong Kong
Leeway International Company Limited                Hong Kong
Maryland Square, Inc.                               Missouri
Maserati Footwear, Inc.                             New York
PIC International Corporation                       Cayman Islands
Pagoda Asia Pacific Limited                         Hong Kong
Pagoda International Corporation do Brazil, LTDA    Brazil
Pagoda International Footwear Limited               Hong Kong
Pagoda Leather Limited                              Hong Kong
Pagoda Trading Company, Inc.                        Missouri
Pagoda Trading North America, Inc.                  Missouri
Sidney Rich Associates, Inc.                        Missouri
Whitenox Limited                                    Hong Kong




Exhibit 21
Subsidiaries of the Registrant (Continued)


Naturalizer Retail does business under the following names:

Exalt
Naturalizer
Naturalizer Outlet



Famous Footwear does business under the following names:

Factory Brand Shoes
Famous Footwear
Supermarket of Shoes



Brown Shoe Company, Inc. does business under the following names:

Brown Branded